CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 26, 2019, relating to the financial statements and financial highlights of USCA Premium Buy-Write Fund, a series of USCA Fund Trust, for the year ended September 30, 2019, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights of the Target Fund” in the Combined Proxy Statement and Prospectus.

Cohen & Company, Ltd.
Milwaukee, Wisconsin
October 21, 2020